EXHIBIT  99.6


                                ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this "Agreement") dated October 12, 2004, is made by and among Stanford Management Ltd. (the "Company") and Gregory S. Yanke Law Corporation (the "Escrow Agent").

The Company has filed a registration statement on Form SB-2 with the Securities & Exchange Commission pursuant to which it intends to conduct a public offering (the "Offering") of its shares of common stock.
The completion of the Offering is subject to the Company receiving minimum aggregate subscriptions for 250,000 shares of common stock in the capital of the Company at a price of $0.20 for gross proceeds of $50,000 (the "Minimum Offering").

In connection with the Offering, the parties hereto desire to establish an escrow fund to secure investors' funds until the earlier of the completion of the Minimum Offering or the termination of the Offering on the date that is 24 months from the date (the "Effective Date") that the Company's registration statement on Form SB-2, as amended, is deemed effective.

NOW, THEREFORE, in consideration of the agreements and understandings contemplated in the Stock Purchase Agreement, the parties hereto agree as follows:

1.     ESCROW  DEPOSIT.  Upon  the  Effective  Date,  the  Company  may  accept
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subscriptions  for  its  shares  of  common stock from qualified investors.  The
Company and the subscription agreement that it provides to prospective investors shall instruct all subscribers (each a "Subscriber") to make their checks, bank drafts or money orders for the purchase of such shares payable to the Escrow Agent in trust and to deliver such payment, along with an executed subscription agreement to the Escrow Agent. The Escrow Agent shall deposit all subscription funds received into a non-interest bearing trust account held in its name in accordance with the requirements of the Law Society of British Columbia.

2.     RELEASE  OF  FUNDS  TO  SUBSCRIBERS. If the Company does not complete the
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Minimum  Offering  within  24  months  from the Effective Date, the Escrow Agent shall  forthwith  return  each  subscriber's  respective  subscription  funds.

3.     RELEASE  OF  FUNDS  TO  COMPANY.  If  the  Company  completes the Minimum
       --------------------------------
Offering within 24 months from the Effective Date and provides the Escrow Agent with certificates representing the shares of common stock subscribed for by the Subscribers, the Escrow Agent shall forthwith release the subscription funds to the Company.

4.     PROVISIONS  WITH  RESPECT  TO  THE  ESCROW  AGENT.
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     (a)     Protection  of  the Escrow Agent.  The Escrow Agent and the Company
             --------------------------------
agree that: (i) the Escrow Agent's duties and responsibilities shall be limited to those expressly set forth in this Agreement, and the Escrow Agent shall not



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be  subject  to,  nor  obliged  to  recognize,  any  other agreement between, or direction or instruction of, any or all of the parties hereto; provided, however, that this Agreement may be amended at any time or times in accordance with this Agreement; (ii) no assignment of the interest of either the Company or a Subscriber shall be permitted, nor shall any purported assignment be binding upon the Escrow Agent; (iii) if the Escrow Deposit is attached, garnished, or levied upon under the order of any court, or the delivery thereof shall be stayed or enjoined by the order of any court, or any other order, judgment or decree shall be made or entered by any court affecting the subscription funds, the Escrow Agent is hereby expressly authorized to obey and comply with all writs, orders or decrees so entered or issued, whether with or without jurisdiction; the Escrow Agent shall not be liable to any of the parties hereto or their successors by reason of compliance with any such writ, order or decree notwithstanding such writ, order or decree being subsequently reversed, modified, annulled, set aside or vacated; (iv) in case the Escrow Agent becomes involved in litigation in connection with this Agreement, it shall have the right to retain counsel, and shall be indemnified by the Company for all reasonable and necessary costs, attorneys' fees, charges, disbursements and expenses in connection with such litigation.

(b)     New  Escrow Agent.  The Escrow Agent reserves the right to resign at any
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time  by  giving  at  least 30-days advance written notice of resignation to the
Company and each Subscriber, specifying the effective date thereof. Within 30 days after receiving the aforesaid notice, the Company agrees to appoint a successor escrow agent. If a successor escrow agent has not been appointed and has not accepted such appointment by the end of the 30-day period commencing upon the receipt of the notice of resignation by the Company and the Subscribers, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent, and the costs, expenses and reasonable attorneys' fees which the Escrow Agent incurs in connection with such a proceeding shall be the responsibility of the Company.

(c)     Indemnification.  Without  limiting  any protection or indemnity of the
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Escrow  Agent under any other provision hereof, or otherwise at law, the Company hereby agrees to indemnify and hold harmless the Escrow Agent from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Escrow Agent in connection with the performance of its duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements arising by reason of the gross negligence or fraud of the Escrow Agent. This provision shall survive the resignation or removal of the Escrow Agent, or the termination of this Agreement. The Escrow Agent shall not be under any obligation to prosecute or to defend any action or suit in respect of the relationship which, in the opinion of its counsel, may involve its expense or liability, unless the Company shall, so often as required, furnish the Escrow Agent with satisfactory indemnity and funding against such expense or liability.

     5.     MISCELLANEOUS.
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     (a)     Notices.  All  notices,  requests, demands and other communications
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required  or  permitted  under  this Agreement shall be in writing, and shall be


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deemed  to  have  been  duly  given  (1)  on  the date of delivery, if delivered personally, or sent by facsimile by 3:00 p.m. local time at the place of delivery on such date, followed by an original delivered by first class mail, registered or certified, return receipt requested, postage prepaid, to the party to whom notice is to be given, (2) within 72 hours after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified mail, return receipt requested, postage prepaid, or (3) on the following day if sent by a nationally recognized overnight delivery services, in each case, properly addressed to the party at his address set forth on the signature page of this Agreement or any other address that any party may designate by written notice to the others.

     (b)     Counterparts.  This  Agreement  may  be  executed  on  two  or more
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separate  counterparts, each of which will be an original and all of which taken together  will  constitute  one  and  the  same  agreement.

   (c)  Specific  Performance.  The obligations of the parties hereto (including
        ---------------------
the Escrow Agent) are unique in that time is of the essence, and any delay in performance hereunder by any party will result in irreparable harm to the other parties hereto. Accordingly, any party may seek specific performance and/or injunctive relief before any court of competent jurisdiction in order to enforce this Agreement or to prevent violations of the provisions hereof, and no party shall object to specific performance or injunctive relief as an appropriate remedy. The Escrow Agent acknowledges that its obligations, as well as the obligations of the Company hereunder, are subject to the equitable remedy of specific performance and/or injunctive relief.

   (d)  Amendment,  Waiver, etc.  This Agreement shall not be amended, modified,
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altered or revoked without the prior written consent of each of the Company, the
Escrow Agent and any Subscriber that has delivered funds to the Escrow Agent at the time of amendment. No failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any right of further exercise or the exercise of any other right, power or privilege.

   (e)  Headings.  Section headings used herein are for convenience of reference
        --------
only and shall not be deemed to constitute a part of this Agreement for any other purpose, or to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced as if such headings had not been included herein.

   (f)  Complete  Agreement.  This  Agreement  constitutes  the entire agreement
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among  the  parties  with  respect  to the subject matter hereof, and amends and supersedes  any  prior  understandings  and  agreements  with  respect  thereto.

   (g)  Delivery  by  Facsimile.  This  Agreement, and any amendments hereto, to
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the  extent  signed  and  delivered  by  means  of a facsimile machine, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine



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to  deliver  a  signature  or  the fact that this Agreement or any signature was transmitted or communicated through the use of facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

   (h)  Severability.  The  parties  agree  that  (i)  the  provisions  of  this
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Agreement  shall be severable in the event that for any reason whatsoever any of the provisions hereof are invalid, void or otherwise unenforceable, (ii) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and (iii) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

   (i)  Expenses.  The  Company  shall  be  solely  responsible  for  providing
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remuneration  to  the Escrow Agent in consideration of it acting as escrow agent pursuant  to  this  Agreement.

   (j)  Termination.  This  Agreement  shall  continue in force until the Escrow
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Agent's  final  distribution  of  subscription  funds  hereunder.

   (k)  Condition  Precedent.  This  Agreement shall be subject to the Effective
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Date  occurring  by  May  31,  2005.

     IN WITNESS WHEREOF, the parties have executed this Escrow Agreement on the date first written above.

COMPANY:

Stanford  Management  Ltd.

per:   /s/  "Glen  Macdonald"
__________________________
Authorized  Signatory

ESCROW  AGENT:

Gregory  S.  Yanke  Law  Corporation

per:  /s/  "Greg  Yanke"
________________________
Greg  Yanke,  President